Exhibit 1.1

PMA CAPITAL CORPORATION

Exchange Offer Dealer Manager Agreement

New York, New York

October 5, 2004

Banc of America Securities LLC

    as Dealer Manager

9 West 57th Street

New York, NY 10019

Ladies and Gentlemen:

PMA Capital Corporation, a company duly organized and existing under the laws of the Commonwealth of Pennsylvania (the ”Company”), plans to make an offer to exchange 7.50 % Senior Secured Convertible Debentures due 2022 (the “New Notes”) for its outstanding 4.25% Senior Convertible Debentures due 2022 (the “Old Notes”). The Company will exchange $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes tendered in the Exchange Offer, on the terms and conditions set forth in the Prospectus and the related Letter of Transmittal (each as defined below). The Old Notes were issued pursuant to an indenture, dated as of October 21, 2002, as amended and supplemented (the “Old Indenture”), among the Company and State Street Bank and Trust Company (the “Trustee”). The offer to exchange the New Notes for the Old Notes is referred to as the “Exchange Offer.” The New Notes are to be issued under an indenture (the “New Indenture”) among the Company, and U.S. Bank National Association (the “New Trustee”) (as trustee). Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Offering Documents (as defined below).

In connection with the Exchange Offer, the Company has prepared preliminary prospectuses dated October 1, 2004 and October 5, 2004, and may prepare one or more additional preliminary prospectuses (each, a “Preliminary Prospectus”), and will file a final prospectus with the Commission (including any information incorporated by reference therein as of the Commencement Date, and as amended or supplemented up to and including the Closing Date, the “Final Prospectus,” and together with the Preliminary Prospectuses, the “Prospectus”). The Prospectus forms a part of the registration statement (the “Registration Statement”) on Form S-4 (Registration No. 333-119435) initially filed with the Commission on October 1, 2004, for registration under the Securities Act of 1933, as amended (the “Securities Act”) and a related Letter of Transmittal (the “Letter of Transmittal”). In connection with the Exchange Offer, the Company also has prepared a Schedule TO, which was initially filed with the Commission on October 5, 2004 (the “Schedule TO”). The Prospectus, the Registration Statement, the Letter of Transmittal and the Schedule TO, as amended or supplemented, being the “Offering

Documents”). The Offering Documents were prepared by the Company and set forth certain information concerning the Company, the Old Notes and the New Notes. The Company hereby confirms that it has authorized the use of the Offering Documents and any amendments or supplements thereto in connection with the Exchange Offer. Unless stated to the contrary, references herein to the Offering Documents are to the Offering Documents up to and including the Closing Date and any information incorporated by reference in such Offering Documents, but is not meant to include any information incorporated by reference therein subsequent to the Closing Date, and any references herein to the terms “amend”, “amendment” or “supplement” with respect to any of the Offering Documents shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the execution of this Agreement and to and including the Closing Date that is incorporated by reference therein.

1. Engagement. The Company hereby engages Banc of America Securities LLC as the exclusive dealer manager (the “Dealer Manager”), in connection with the Exchange Offer, authorizes the Dealer Manager to act as such and agrees that the Dealer Manager shall act as an independent contractor with duties solely to the Company. The Dealer Manager will comply in all material respects with all applicable laws, regulations and rules of the United States, including, without limitation, the applicable rules and regulations of the registered national securities exchange of which you are a member and of the National Association of Securities Dealers, Inc. (“NASD”). The Dealer Manager agrees, in accordance with its customary practice, to perform those services in connection with the Exchange Offer as are customarily performed by investment banking concerns in connection with exchange offers.

The Company acknowledges that the Dealer Manager is a securities firm that is engaged in securities trading and brokerage activities as well as in providing investment banking and financial advisory services. In the ordinary course of trading and brokerage activities, the Dealer Manager and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in debt or equity securities of the Company and its affiliates or other entities that may be involved in the transactions contemplated hereby.

2. Solicitation Material; Withdrawal. The Company agrees to furnish the Dealer Manager with as many copies as the Dealer Manager may reasonably request of the Offering Documents, any information incorporated by reference therein, and any amendments or supplements thereto (collectively, as amended or supplemented from time to time, the “Exchange Offer Material”) to be used by the Company in connection with the Exchange Offer. The Company agrees that, within a reasonable time prior to using any Exchange Offer Material, it will submit copies of such material to the Dealer Manager and its counsel and will not use or publish any such material to which the Dealer Manager or its counsel reasonably object.

In the event that (i) the Company uses or permits the use of any Exchange Offer Material (a) which has not been submitted to the Dealer Manager for its comments or (b) which has been so submitted and with respect to which the Dealer Manager has made comments, but which comments have not resulted in a response reasonably satisfactory to the Dealer Manager and its counsel to reflect its comments, (ii) the Company breaches or has breached, in any material respect, any of its representations, warranties, agreements or covenants herein or (iii) the Exchange Offer is terminated or withdrawn for any reason or any stop order, restraining order, injunction or denial of an application for approval has been issued and not thereafter stayed or vacated with respect to, or any proceeding, litigation or investigation has developed or been initiated such that it is reasonably likely to have a material adverse effect on the Company’s ability to carry out the Exchange Offer, the exchange of the New Notes for the Old Notes pursuant thereto or the performance of this Agreement, the New Indenture and the New Notes, then in any such case the Dealer Manager shall be entitled to withdraw as Dealer Manager without any liability or penalty to the Dealer Manager or any other Indemnified Person (as defined in Section 8 hereof) and without loss of any right to the payment of all expenses payable hereunder. If the Dealer Manager withdraws as Dealer Manager pursuant to this Section 2, the Company shall promptly reimburse the Dealer Manager for its reasonable out-of-pocket expenses through the date of such withdrawal as further described in Section 3(b). The Company shall inform the Dealer Manager promptly after it receives notice or becomes aware of the happening of any event, or the discovery of any fact, that would require the making of any change in any Exchange Offer Material then being used or would affect the truth or completeness of any representation or warranty contained in this Agreement if such representation or warranty were being made immediately after the happening of such event or the discovery of such fact; provided, that, with respect to the truth or completeness of any representation or warranty, such event, or discovery of such fact, occurred prior to the Closing Date.

3. Compensation and Expenses.

(a) The Company and the Dealer Manager agree that the compensation (the “Fee”) for the Dealer Manager’s services as Dealer Manager hereunder will be paid in immediately available funds on the Closing Date in an amount equal to 1.5% of the aggregate principal amount of Old Notes tendered and accepted for exchange by the Company pursuant to the Exchange Offer.

(b) In addition to the compensation payable under Section 3(a) above, the Company agrees to pay in immediately available funds (i) all fees and expenses relating to the filing, preparation, printing, mailing and publishing of the Exchange Offer Material, (ii) all fees, disbursements and expenses of the Company’s counsel and accountants and of the Exchange Agent and Information Agent (as defined in Section 4), (iii) all advertisement charges, (iv) all other fees and expenses in connection with the Exchange Offer, including those of any exchange agent, information agent or other person rendering services in connection therewith, (v) to brokers and dealers (including the Dealer Manager), commercial banks, trust companies and other nominees the amount of their customary mailing and handling expenses incurred in forwarding the Exchange Offer Material to their customers, (vi) the cost of preparation, issuance, transfer and delivery of the New Notes, including any transfer, withholding or other taxes payable thereon, (vii) the costs and charges of the New Trustee, (viii) all filing fees and reasonable fees and disbursements of counsel to the Dealer Manager incurred in connection with the review and qualification of the New Notes by NASD, (ix) any fees charged by rating agencies for the rating of the New Notes and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. The Company will also reimburse the Dealer Manager for all out-of-pocket expenses reasonably incurred by the Dealer Manager in connection with its services as Dealer Manager, including the reasonable fees and expenses of Katten Muchin Zavis Rosenman. The Company shall perform its obligations set forth in this Section 3(b), without regard to whether the Exchange Offer is consummated and any payments due hereunder shall be paid promptly upon the earlier of (i) the completion or earlier termination of the Exchange Offer or (ii) the withdrawal by the Dealer Manager pursuant to Section 2 hereof.

4. Exchange Agent and Information Agent. The Company has arranged for Global Bondholder Services Corporation to serve as exchange agent (the “Exchange Agent”) in connection with the Exchange Offer and, as such, to advise the Dealer Manager at least daily as to such matters relating to the Exchange Offer as the Dealer Manager may request. The Company shall provide the Dealer Manager or cause the trustee under the Old Indenture and The Depository Trust Company (“DTC”), as applicable, to provide the Dealer Manager with copies of the records or other lists showing the names and addresses of, and principal amounts of Old Notes held by the beneficial owners of Old Notes as of a recent date and shall, from and after such date, use reasonable efforts to cause the Dealer Manager to be advised from day to day during the pendency of the Exchange Offer of any change in the information previously provided. The Company has arranged for Global Bondholder Services Corporation to serve as information agent (the “Information Agent”) in connection with the Exchange Offer and, as such, to advise the Dealer Manager as to such matters relating to the Exchange Offer as the Dealer Manager may reasonably request and to furnish the Dealer Manager with any written reports concerning any such information as the Dealer Manager may reasonably request.

5. Representations, Warranties and Certain Agreements.

(A) The Company represents and warrants to the Dealer Manager, and agrees with the Dealer Manager, as follows:

(a) The Company has been duly organized and is validly existing under the laws of the Commonwealth of Pennsylvania. The Company has power (corporate and other) and authority to own, lease and operate its properties and to conduct its business as described in the Offering Documents, and to enter into and perform all its obligations under this Agreement, the New Indenture and the New Notes and to consummate the Exchange Offer. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole (any such change a “Material Adverse Change”).

(b) Each subsidiary of the Company has been duly incorporated or formed and is validly existing as a corporation, limited liability company or limited partnership (as applicable) in good standing under the laws of the jurisdiction of its incorporation or formation and has power (corporate, partnership or other) and authority to own, lease and operate its properties and to conduct its business as described in the Offering Documents. Each subsidiary of the Company is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock, or all of the partnership interests (whether general or limited partnership or limited liability company interests), as applicable, of each of the subsidiaries of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as created pursuant to the New Indenture. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule A hereto.

(c) This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company enforceable against it in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(d) The New Notes have been duly authorized by the Company and, when executed, authenticated and issued in accordance with the terms of the New Indenture and delivered to the holders of the Old Notes who tender their Old Notes in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the New Indenture.

(e) The New Indenture has been duly authorized by the Company and, assuming due authorization, execution and delivery thereof by the New Trustee, when duly executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity.

(f) The Company has taken all necessary corporate action to authorize the making and consummation of the Exchange Offer including, as applicable, the exchange of the New Notes for the Old Notes and all other actions contemplated in the Offering Documents.

(g) The Old Notes, the Old Indenture, the New Notes, and the New Indenture, each conform or will conform in all material respects to the respective statements relating thereto contained in the Offering Documents.

(h) Except as otherwise disclosed in the Offering Documents, subsequent to the date as of which information is given therein: (A) there has been no Material Adverse Change; (B) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of capital stock or partnership or membership interest (as applicable) or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock or partnership interest (as applicable); and (D) there has been no material change in the capital stock, partnership interests, short-term debt or long-term debt of the Company and its subsidiaries, considered as one entity, except in each case described in, or as described in any document incorporated by reference in, the Offering Documents.

(i) Complete and correct copies of the Offering Documents have been furnished to the Dealer Manager or will be furnished to the Dealer Manager no later than the date the Exchange Offer is commenced (the “Commencement Date”).

(j) The Offering Documents, as amended and supplemented from time to time, comply and will comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder, and in connection with the Exchange Offer, the Company has complied, and will continue to comply, in all material respects with the Securities Act, the Exchange Act, applicable state securities or “blue sky” laws or regulations and the applicable regulations of the Nasdaq Stock Market.

(k) Any Company document incorporated by reference in the Offering Documents, or filed with the Commission after the Commencement Date, or from which information is so incorporated by reference when filed or becoming effective, as the case may be, complied, continues to comply and will comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder.

(l) The Offering Documents do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, except that the Company makes no representation or warranty with respect to any statement contained in, or any matter omitted from, the Offering Documents relating to the Dealer Manager which is based upon information furnished in writing by the Dealer Manager to the Company expressly for use therein.

(m) Deloitte & Touche LLP or PricewaterhouseCoopers LLP, as the case may be, (the “Independent Accountants”), which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included or incorporated by reference in the Offering Documents are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

(n) The financial statements, together with the related schedules and notes, included or incorporated by reference in the Offering Documents present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.

(o) As of the Commencement Date, the Company had an authorized and outstanding capitalization as set forth in, or as described in any document incorporated by reference in, the Offering Documents. All of the shares of issued and outstanding capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any common stock or interests of the Company’s subsidiaries and equity interests in any firm, partnership, joint venture or other entities, other than those accurately described in, or described in documents incorporated by reference in, the Offering Documents.

(p) All shares of Class A Common Stock, par value $5.00 per share, of the Company reserved for issuance upon conversion of the New Notes (the “Class A Shares”) will when issued upon conversion of the New Notes, have been duly and validly authorized and issued and will be fully paid and non-assessable; issued in compliance with federal and state securities laws; and not issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities or interests of the Company.

(q) Neither the Company nor any of its respective subsidiaries is in violation of its charter or by-laws, limited partnership or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is or may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each such foregoing documents being referred to as an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The execution by the Company, and its delivery and performance of this Agreement, the New Indenture and any other agreements or documents relating to any of the foregoing, the offer, sale and issuance of the New Notes, the related exchange of the New Notes for the Old Notes pursuant to the Exchange Offer, the Exchange Offer, the cancellation of the Old Notes and the consummation of the transactions contemplated hereby and thereby and by the Offering Documents: (i) will not result in any violation of the provisions of the charter or by-laws or other governing documents of the Company or any of its subsidiaries; (ii) will not constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or, except pursuant to the New Indenture, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change; and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(r) Except as disclosed in the Offering Documents, no consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement, the New Indenture and any other agreements or documents relating to any of the foregoing, the offer, sale and issuance of the New Notes, the related exchange of the New Notes for the Old Notes pursuant to the Exchange Offer, and the Exchange Offer, the cancellation of the Old Notes and the consummation of the transactions contemplated hereby and thereby and by the Offering Documents, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act.

(s) On or prior to the Commencement Date, the Company will have made appropriate arrangements, to the extent applicable, with The Depository Trust Company (“DTC”) or any other “qualified” securities depositary to allow for the book-entry movement of the tendered notes representing the Old Notes between depositary participants and the Exchange Agent.

(t) The Company is subject to and is reporting in accordance with the requirements of Section 13 or Section 15(d) of the Exchange Act. The Company has filed and, during the period between the Commencement Date and the Closing Date, will file, all documents (including exhibits) required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act (the “Company Filed Documents”) within the time periods required to be filed by the Exchange Act and the rules and regulations promulgated thereunder. The information provided by the Company pursuant to these provisions and incorporated by reference in the Offering Documents and subsequently superseded by another document incorporated by reference did not, at the date thereof, and will not, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(u) Except as contemplated by this Agreement, since the filing of the Registration Statement on October 1, 2004, the Company has not paid or agreed to pay and will not pay or agree to pay to and through the Closing Date, to any person any compensation for (i) soliciting another to purchase any of the Company’s securities; or (ii) the solicitation of tenders by holders of the Old Notes pursuant to the Exchange Offer.

(v) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the Exchange Offer or the sale or resale of the Company’s securities or to encourage tenders by holders of the Old Notes pursuant to the Exchange Offer.

(w) Except as described in the Offering Documents, there are no legal or governmental actions, suits or proceedings pending against the Company or its subsidiaries or, to the best of the Company’s knowledge, threatened against or affecting the Company or any of its subsidiaries, which have as the subject thereof any property owned or leased by, the Company or any of its subsidiaries, where in any such case there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary, and any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement and by the Offering Documents. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent.

(x) The Company and its subsidiaries own, possess or can acquire sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(y) The Company and each of its subsidiaries possesses such valid and current certificates, authorizations, permits or licenses issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except such certificates, authorizations, permits or licenses, which the failure to obtain, singularly or in the aggregate, would not result in a Material Adverse Change; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit or license which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(z) The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements described in the Offering Documents, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as described in, or as described in any document incorporated by reference in, the Offering Documents or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(aa) (i) The New Indenture and the documents, instruments and agreements required to be executed and delivered by the Company in connection therewith, will create in favor of the New Trustee for the equal and ratable benefit of the holders of the New Notes and the Company’s $57,500,000 principal amount of 8.50% Monthly Income Senior Notes due 2018, a valid, enforceable first priority Lien on 20% of the Capital Stock of PMA Capital Insurance Company, Pennsylvania Manufacturers’ Association Insurance Company, Pennsylvania Manufacturers Indemnity Company and Manufacturers Alliance Insurance Company required to be pledged to the New Trustee pursuant to the terms of the New Indenture, and except for the actions to be taken pursuant to the New Indenture, no other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to perfect or maintain the perfection and priority of such Lien and security interest.

(ii) No authorization, consent or approval, or declaration or filing with any governmental authority is required for the grant by the Company of the Lien and security interest in a portion of the Capital Stock of PMA Capital Insurance Company, Pennsylvania Manufacturers’ Association Insurance Company, Pennsylvania Manufacturers Indemnity Company and Manufacturers Alliance Insurance Company in favor of the New Trustee pursuant to the terms of the New Indenture.

(iii) There are no contractual, statutory or regulatory restrictions, prohibitions or limitations on the Company’s ability to grant to the New Trustee, a Lien upon a portion of the Capital Stock of PMA Capital Insurance Company, Pennsylvania Manufacturers’ Association Insurance Company, Pennsylvania Manufacturers Indemnity Company and Manufacturers Alliance Insurance Company pursuant to the New Indenture.

(iv) All certificates or instruments representing or evidencing any Capital Stock of PMA Capital Insurance Company, Pennsylvania Manufacturers’ Association Insurance Company, Pennsylvania Manufacturers Indemnity Company and Manufacturers Alliance Insurance Company or other Collateral to be delivered to the New Trustee pursuant to the New Indenture shall be in form suitable for transfer by delivery.

(v) No other Liens, security agreements, financing statements or other public notice with respect to all or any part of the Capital Stock of PMA Capital Insurance Company, Pennsylvania Manufacturers’ Association Insurance Company, Pennsylvania Manufacturers Indemnity Company and Manufacturers Alliance Insurance Company is on file or of record in any government or public office and the Company has not filed or consented to filing of any such statement or notice.

(bb) The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company and its subsidiaries have made adequate charges, accruals and reserves in the applicable financial statements described in the Offering Documents in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(cc) Except as would not, individually or in the aggregate, result in a Material Adverse Change and except as described in the Offering Documents, neither the Company nor any of its Subsidiaries is in violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries.

(dd) The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after giving effect to the exchange of the New Notes for the Old Notes will not be, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(ee) Each of the Company and its subsidiaries is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, floods and earthquakes. The Company has no reason to believe that: (i) it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such policies expire; or (ii) it or any of its subsidiaries will not be able to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(ff) The Company and its subsidiaries maintain a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg) Except as would not, individually or in the aggregate, result in a Material Adverse Change: neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws. The Company is not aware of any pending investigation which might lead to such a claim.

(hh) Neither the Company nor any of its subsidiaries, nor, to the best of their knowledge, any employee or agent of any of them or any subsidiary has violated or is in violation of the Foreign Corrupt Practices Act.

(ii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and (ii) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s disclosure controls and procedures described above, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or other factors that could significantly affect internal controls.

Any certificate signed by an officer of the Company and delivered to the Dealer Manager or to counsel for the Dealer Manager pursuant hereto shall be deemed to be a representation and warranty by the Company to the Dealer Manager as to the matters set forth therein.

6. Conditions and Obligations. The Company agrees that it shall not consummate the Exchange Offer unless the following conditions are satisfied or otherwise waived by the Dealer Manager:

(a) All representations and warranties of the Company contained herein or in any certificate or writing delivered hereunder at all times during the Exchange Offer shall be true and correct in all material respects, except for those conditioned as to materiality, which shall be true and correct in all respects.

(b) The Company at all times during the Exchange Offer shall have performed, in all material respects, all of its obligations hereunder required as of such time to have been performed by it.

(c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Offering Documents (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the Dealer Manager’s judgment, is material and adverse and that makes it, in the Dealer Manager’s judgment, impracticable to market the New Notes on the terms and in the manner contemplated in the Offering Documents.

(d) On the Closing Date, the Dealer Manager shall have received a certificate, dated as of the Closing Date, signed by an executive officer of the Company, to the effect set forth in Section 6(c) above and further to the effect that the representations and warranties of the Company set forth in Section 5 of this Agreement are true and correct as of the Closing Date and that the Company has complied with, or received waivers from the Dealer Manager with respect to, all of the agreements and satisfied all of the conditions contained herein on its part to be performed or satisfied hereunder on or before the Commencement Date and the Closing Date, as applicable. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to any proceedings threatened.

(e) (i) The Dealer Manager shall have received on or prior to the Commencement Date a letter, dated as of the Commencement Date, in form and substance satisfactory to the Dealer Manager, from Deloitte & Touche LLP and PricewaterhouseCoopers LLP, as the case may be, confirming that they are independent public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act, (ii) the Dealer Manager shall also have received on or prior to the Commencement Date a letter, dated as of the Commencement Date, in form and substance satisfactory to the Dealer Manager, from Deloitte & Touche LLP and

PricewaterhouseCoopers LLP, as the case may be, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Offering Documents; and (ii) the Dealer Manager shall also have received on or prior to the Closing Date a letter, dated as of the Closing Date, in form and substance satisfactory to Dealer Manager, from Deloitte & Touche LLP and PricewaterhouseCoopers LLP, as the case may be, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Offering Documents; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than one day prior to the Closing Date.

(f) On the Closing Date the Dealer Manager shall have received the favorable opinion of (i) Ballard Spahr Andrews and Ingersoll, LLP, counsel for the Company, dated as of the Closing Date, substantially in the form of Exhibit A and (ii) Robert L. Pratter, Esq., Senior Vice President and General Counsel of the Company, dated as of the Closing Date, substantially in the form of Exhibit B, both of which shall be subject to customary limitations and qualifications. The opinions of Ballard Spahr Andrews and Ingersoll, LLP and Robert L. Pratter, Esq. shall be rendered to the Dealer Manager at the request of the Company and shall so state therein.

(g) No stop order, restraining order or injunction has been issued by the Commission or any court, and no litigation shall have been commenced or threatened before the Commission or any court, with respect to (i) the making or consummation of the Exchange Offer, (ii) the execution, delivery or performance by the Company of this Agreement, the New Indenture, or the New Notes or (iii) any of the transactions in connection with, or contemplated by, the Exchange Offer Material which the Dealer Manager or its counsel in good faith believes makes it inadvisable for the Dealer Manager to continue to render services pursuant hereto, and it shall not have otherwise become unlawful under any law or regulation, federal, state or local, for the Dealer Manager so to act, or continue so to act, as the case may be.

(h) The Dealer Manager shall have received such other documents and certificates as are reasonably requested by the Dealer Manager or its counsel.

7. Covenants. In further consideration of the Dealer Manager’s agreements herein contained, the Company covenants with the Dealer Manager as follows:

(a) The Company will furnish to the Dealer Manager and to counsel for the Dealer Manager, without charge, as many copies of the Offering Documents and any amendments and supplements thereto as they may reasonably request.

(b) Prior to amending or supplementing the Offering Documents (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Dealer Manager and its counsel for review within a reasonable period prior to filing, a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Dealer Manager or its counsel reasonably objects.

(c) The Company will advise the Dealer Manager promptly of (i) the occurrence of any event which could cause the Company to withdraw or terminate the Exchange Offer or would permit the Company to exercise any right not to exchange the New Notes for the tendered Old Notes, (ii) any proposal or requirement to make, amend or supplement the Offering Documents, (iii) the issuance of any order or the taking of any other action by any administrative or judicial tribunal or other governmental agency or instrumentality which would delay, prevent or adversely affect the Exchange Offer (and, if in writing, will furnish you a copy thereof), (iv) any Material Adverse Change, or any development involving a prospective Material Adverse Change and (v) any other information relating to the Exchange Offer which the Dealer Manager may from time to time reasonably request.

(d) The Company agrees that if any event occurs or condition exists as a result of which the Offering Documents would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Offering Documents are delivered to a holder of the Old Notes, not misleading, or if, in the opinion of the Company, after consultation with the Dealer Manager, it is necessary at any time to amend or supplement the Offering Documents to comply with applicable law, the Company shall immediately notify the Dealer Manager, and, subject to Section 7(b) of this Agreement, prepare an amendment or supplement to the Offering Documents that will correct such statement or omission or effect such compliance, and supply such amended or supplemented Offering Documents to the Dealer Manager without charge in such quantities as the Dealer Manager may reasonably request, and if it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with the Securities Act or the regulations under the Securities Act, the Company promptly will prepare and file with the Commission, subject to Section 7(b) of this Agreement, an amendment or supplement that will correct such statement or omission or effect such compliance.

(e) Prior to the Closing Date, the Company shall file, on a timely basis, with the Commission and the Nasdaq Stock Market all reports and documents required to be filed under Section 13 or 15 of the Exchange Act.

(f) The Company will cooperate with the Dealer Manager and use its best efforts to permit the New Notes to be eligible for clearance and settlement through the facilities of DTC.

(g) The Company will use its best efforts to cause the Class A Shares to be eligible for listing on the Nasdaq Stock Market.

8. Indemnification. The Company agrees to indemnify and hold harmless the Dealer Manager and the Dealer Manager’s affiliates and officers, directors, employees, agents and controlling persons (each a “Dealer Manager Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any Dealer Manager Indemnified Person may become subject arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or any of the documents incorporated by reference therein or in any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) any breach by the Company of any representation or warranty or failure to comply with any of the agreements of the Company set forth in this Agreement, (C) any withdrawal, termination, rescission or modification of, or failure to make or consummate, the Exchange Offer, to exchange any of the New Notes for the Old Notes pursuant to the Exchange Offer or (D) the transactions contemplated by the Offering Documents or the performance by the Dealer Manager of its obligations thereunder, or any claim, litigation, investigation or proceedings relating to the foregoing (“Dealer Manager Proceedings”) regardless of whether any of the Dealer Manager Indemnified Persons is a party thereto, and to reimburse the Dealer Manager Indemnified Persons for any legal or other out-of-pocket expenses in connection with investigating or defending any of the foregoing; provided that the foregoing indemnification will not, as to the Dealer Manager Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they have resulted from the gross negligence or willful misconduct of the Dealer Manager Indemnified Person or from any material misstatement or omission in the information furnished by the Dealer Manager in writing for inclusion in the Offering Documents. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

The Company shall not be liable for any settlement of any lawsuit, claim or proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent, the Company agrees, subject to the provisions of this Section 8, to indemnify the Dealer Manager Indemnified Person from and against any loss, damage or liability by reason of such settlement.

The Dealer Manager agrees to indemnify and hold harmless the Company and its affiliates and officers, directors, employees, agents and controlling persons (each a “Company Indemnified Person”) from and against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several, to which any such Company Indemnified Person may become subject arising out of or based upon the transactions contemplated by the Offering Documents or the performance by the Company of its obligations thereunder, or any claim, litigation, investigation or proceedings relating to the foregoing (“Company Proceedings”) regardless of whether any of such Company Indemnified Persons is a party thereto, and to reimburse such Company Indemnified Persons for any legal or other out-of-pocket expenses as they are incurred in connection with investigating or defending any of the foregoing, but only to the extent such losses, claims, damages, liabilities or expenses have resulted from (x) the gross negligence or willful misconduct of the Dealer Manager or (y) any material misstatement or omission in the information furnished by the Dealer Manager in writing for inclusion in the Offering Documents. The Company acknowledges that such information in clause (y) above refers solely to the line on the cover page and the line on the back cover page of the Prospectus that forms a part of the Registration Statement specifying the identity, address and phone number of the Dealer Manager. The terms “Dealer Manager Indemnified Person” and “Company Indemnified Person” are herein collectively referred to as an “Indemnified Person” and the terms “Dealer Manager Proceedings” and “Company Proceedings” are herein collectively referred to as “Proceedings.”

The Dealer Manager shall not be liable for any settlement of any lawsuit, claim or proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent, the Dealer Manager agrees, subject to the provisions of this Section 8, to indemnify the Company Indemnified Person from and against any loss, damage or liability by reason of such settlement.

Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings, such Indemnified Person will, if a claim in respect thereof is to be made against the Company or the Dealer Manager, as the case may be, as indemnifying party (the “Indemnifying Party”) for indemnification hereunder, notify such Indemnifying Party in writing of the commencement thereof; provided that (i) the omission so to notify the Indemnifying Party will not relieve any Indemnifying Party from any liability which it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission to so notify such Indemnifying Party will not relieve it from any liability which it may have to such Indemnified Person otherwise than on account of this indemnity agreement. In case any such Proceedings are brought against any Indemnified Person and it notifies the applicable Indemnifying Party of the commencement thereof, such Indemnifying Party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided that if the defendants in any such Proceeding include both such Indemnified Person and the Indemnifying Party and counsel to such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel, approved by the Indemnified Party, representing the Indemnified Persons who are parties to such Proceedings), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The Indemnifying Party shall not effect, without the prior written consent of the Indemnified Person, any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release from the party bringing such proceeding of such Indemnified Person and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and such Indemnified Person on the other hand, but also the relative fault of Indemnifying Party on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relevant benefits to the Company (including its affiliates, officers, directors, employees, agents and controlling persons) on the one hand and the Dealer Manager (including its affiliates, officers, directors employees, agents and controlling persons) on the other hand shall be deemed to be in the same proportion as (i) the aggregate principal amount of the Old Notes outstanding bears to (ii) the fee paid or proposed to be paid to the Dealer Manager pursuant to Section 3(a) of this Agreement. The relative fault of the Indemnifying Party on the one hand and the Indemnified Person on the other hand relating to an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by, or relating to, the Indemnifying Party and its affiliates or the Indemnified Person and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The indemnity, reimbursement and contribution obligations of an Indemnifying Party under this Section 8 shall be in addition to any liability which such Indemnifying Party may otherwise have to an Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of such Indemnifying Party and any such Indemnified Person. Notwithstanding the foregoing, in no event shall any Dealer Manager be liable under the foregoing indemnity, reimbursement and contribution provisions in an amount in excess of the fees actually received by such Dealer Manager in connection with this Agreement.

9. Confidentiality. The Dealer Manager shall use all information provided to it by or on behalf of the Company hereunder solely for the purpose of providing the services which are the subject of this Agreement and the transactions contemplated hereby and shall treat confidentially all such information; provided that nothing herein shall prevent the Dealer Manager from disclosing any such information (i) pursuant to the order of any court or administrative or similar proceeding, (ii) upon the request of any governmental agency or regulatory authority having jurisdiction over the Dealer Manager or any of its affiliates, (iii) to the extent that such information becomes publicly available other than by reason of disclosure by the Dealer Manager, (iv) to its employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Exchange Offer and are informed of the confidential nature of such information, (v) to any of its affiliates who have been notified in advance of the confidential nature of such information and (vi) in the Offering Documents. The Dealer Manager shall be responsible for compliance by any such disclosee with this Section 9. With respect to clause (i) or (ii) above, prior to making any such disclosure, the Dealer Manager shall promptly notify the Company of such order or request and use commercially reasonable efforts to cooperate with the Company, at the expense of the Company, in seeking a protective order or taking such action as the Company reasonably requests consistent with applicable law.

10. Survival. The agreements contained in the penultimate sentence of Section 2 hereof, Sections 3, 8 and 9 hereof and the representations and warranties of the Company set forth in Section 5 hereof shall remain operative and in full force and effect, regardless of (i) any failure to commence, or the withdrawal, termination or consummation of, the Exchange Offer or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of the Company or any Indemnified Person and (iii) any withdrawal by the Dealer Manager pursuant to Section 2 hereof.

11. No Liability for Acts of Dealers, Banks and Trust Companies. The Dealer Manager shall have no liability to the Company or any other person for any losses, claims, damages, liabilities and expenses (each a “Loss” and collectively, the “Losses’) arising from any act or omission on the part of any broker or dealer in securities (a “Dealer”) or any bank or trust company, or any other person, and neither the Dealer Manager nor any of its affiliates shall be liable for any Losses arising from its own acts or omissions in performing its obligations as Dealer Manager or as a Dealer hereunder or otherwise in connection with the Exchange Offer, except for any such Losses which are finally judicially determined to have resulted from the Dealer Manager’s gross negligence or willful misconduct. In soliciting or obtaining tenders of Old Notes, no Dealer, bank or trust company shall be deemed to be acting as the agent of the Company or any of its affiliates, and the Dealer Manager shall not be deemed the agent of any Dealer, bank or trust company or the agent or fiduciary of the Company or any of its affiliates, equity holders, creditors or of any other person. In soliciting or obtaining tenders of Old Notes, the Dealer Manager shall not be, nor shall the Dealer Manager be deemed for any purpose to act as, a partner or joint venturer of or member of a syndicate or group with the Company or any of its affiliates in connection with the Exchange Offer or otherwise, and neither the Company nor any of its affiliates shall be deemed to act as the Dealer Manager’s agents. The Company shall have sole authority for the acceptance or rejection of any and all tenders of Old Notes.

12. Governing Law; Jurisdiction; Judgment Currency. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be performed wholly within the State of New York. Any litigation based hereon, or arising out of, or in connection with this Agreement, the Exchange Offer or any related matter shall be brought and maintained exclusively in the courts of the State of New York and the Company hereby expressly and irrevocably submits to the jurisdiction of such courts. All judgments arising from such litigation or settlements related thereto shall be paid in United States Dollars.

13. Notices. Except as otherwise expressly provided in this Agreement, whenever notice is required by the provisions of this Agreement to be given to (i) the Company, such notice shall be in writing addressed to PMA Capital Corporation, 1735 Market Street, Philadelphia, PA 19103, Attention: William E. Hitselberger, facsimile number: (215) 665-5061, and (ii) the Dealer Manager, such notice shall be in writing addressed to Banc of America Securities LLC, Bank of America Corporate Center, 9 West 57th Street, New York, NY 10019, Attention: Eric Hambleton, Esq. facsimile number: (212) 847-5124.

14. Miscellaneous. (a) This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not a part of this Agreement.

(b) This Agreement is solely for the benefit of the Company and the Dealer Manager, and no other person (except for Indemnified Persons, to the extent set forth in Section 8 hereof) shall acquire or have any rights under or by virtue of this Agreement.

(c) The Dealer Manager may (subject to Section 9 hereof) share any information or matters relating to the Company or the Exchange Offer, and the transactions contemplated hereby with its affiliates, and such affiliates may likewise share information relating to the Company with the Dealer Manager; provided, however, that the Dealer Manager will not, and will ensure its employees and affiliates do not, share any such information with any of its or its affiliates’ employees on the public side of the Dealer Manager’s information wall. The Dealer Manager shall be responsible for compliance by its affiliates with Section 9 hereof.

(d) If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company and the Dealer Manager shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

(e) This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which, taken together, will constitute one and the same instrument.

Please indicate your willingness to act as Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

PMA CAPITAL CORPORATION

By:	/s/ William E. Hitselberger
Name:	William E. Hitselberger
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Accepted and agreed to as of the date first written above:

BANC OF AMERICA SECURITIES LLC

By:	/s/ Shelli A. Merritt
Name:	Shelli A. Merritt
Title:	Principal

SCHEDULE A

LIST OF SUBSIDIARIES

PMA Capital Corporation (Pennsylvania)

PMA Capital Insurance Company (Pennsylvania)

Pennsylvania Manufacturers’ Association Insurance Company (Pennsylvania)

Pennsylvania Manufacturers Indemnity Company (Pennsylvania)

Manufacturers Alliance Insurance Company (Pennsylvania)

PMA Holdings Ltd. (Bermuda)

Pennsylvania Manufacturers’ International Insurance Ltd. (Bermuda)

Mid-Atlantic States Investment Company (Delaware)

PMA Holdings, Cayman Ltd. (Cayman)

High Mountain Reinsurance, Ltd. (Cayman)

PMA Insurance SPC, Cayman (Cayman)

PMA Re Management Company (Pennsylvania)

PMA Management Corp. (Pennsylvania)

PMA Services Incorporated (Pennsylvania)

Lorjo Corp. (Pennsylvania)

Walprop, LLC (Pennsylvania)

PMA Re Corporate Capital Limited 2 (United Kingdom)

Caliber One Management Company, Inc. (Delaware)

925 Chestnut, Inc. (Pennsylvania)

DP Corp. (Pennsylvania)

Pennsylvania Manufacturers’ Association Finance Co. (Delaware)

PMA One Benefits, Inc. (Pennsylvania)

Newtown Settlement Insurance Company (Cayman), Ltd. (Cayman)

Yardley Settlement Insurance Company (Cayman), Ltd. (Cayman)

Exhibit A

[Form of Ballard Spahr Legal Opinion]

(a) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Documents.

(b) This Agreement has been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery of this Agreement by the Dealer Managers, this Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law.

(c) The Company has taken all necessary corporate action to authorize the making and consummation of the Exchange Offer (including the exchange of the New Notes for the Old Notes) and all other actions contemplated by the Offering Documents.

(d) The Offering Documents (not including the documents incorporated by reference therein), as amended and supplemented from time to time, comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder.

(e) The Company’s execution, delivery and performance of this Agreement, the New Indenture, the offer, sale and issuance of the New Notes, the related exchange of the New Notes for the Old Notes pursuant to the Exchange Offer, the Exchange Offer, the cancellation of the Old Notes and the consummation of the transactions contemplated by any of the foregoing and by the Offering Documents: (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any of the governing instruments of its subsidiaries; (ii) will not constitute a breach of or constitute a default under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any such subsidiary is bound or to which any of their properties are subject that is filed or referenced as an exhibit to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2003, or to any report on Form 10-Q or Form 8-K filed since December 31, 2003; and (iii) to the best of such counsel’s knowledge, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries or any of their respective properties.

(f) The statements under the captions “Description of Notes” and “Material U.S. Federal Income Tax Considerations” in the Prospectus, insofar as such statements purport to describe or summarize the legal matters and documents therein, fairly present in all material respects such legal matters and documents.

(g) The Registration Statement became effective under the Securities Act on •, 2004, and thereupon the offering of the New Notes as contemplated by the Prospectus became registered under the Securities Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for the purpose have been instituted or are pending or contemplated under the Securities Act.

(h) To such counsel’s knowledge, no consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement, the offer, sale and issuance of the New Notes, the related exchange of the New Notes for the Old Notes pursuant to the Exchange Offer, the Exchange Offer, the cancellation of the Old Notes and the consummation of the transactions contemplated by any of the foregoing and by the Offering Documents, except such as have been obtained or made by the Company or under the Securities Act, applicable state securities or blue sky laws.

(i) The Company is not, and, after giving effect to the transactions contemplated in the Offering Documents, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(j) The provisions of the New Indenture are effective to create an enforceable security interest (as such term is defined in the UCC) in favor of the New Trustee in the Capital Stock of PMA Capital Insurance Company, Pennsylvania Manufacturers’ Association Insurance Company, Pennsylvania Manufacturers Indemnity Company and Manufacturers Alliance Insurance Company pledged to the New Trustee under the New Indenture.

(k) Except for filings which are necessary to perfect the security interest granted under the New Indenture and any other filings, authorizations, deliveries or approvals as are specifically provided for in the New Indenture, no authorizations or approvals of, and no filings with, any governmental or regulatory authority or agency of the United States, the Commonwealth of Pennsylvania or the State of New York are necessary for the creation or perfection of the security interest in favor of the New Trustee on the Capital Stock of PMA Capital Insurance Company, Pennsylvania Manufacturers’ Association Insurance Company, Pennsylvania Manufacturers Indemnity Company and Manufacturers Alliance Insurance Company.

In addition, Ballard Spahr Andrews & Ingersoll, LLP shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, representatives of the Dealer Manager and counsel for the Dealer Manager, at which conferences, the Offering Documents were discussed. Such counsel shall further state that, based on the participation described above in the course of acting as counsel to the Company in this transaction, no information has come to their attention that has caused such counsel to believe that the Offering Documents, at the date hereof (other than the financial statements and schedules and other financial data contained or incorporated by reference (including the notes thereto and auditor’s report thereon) therein, as to which such counsel need not express any comment or belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Exhibit B

Form of Opinion of Robert L. Pratter, Esq.

(a) Each subsidiary of the Company has been duly incorporated or otherwise established as a legal entity and is in good standing (to the extent such concept applies) under the laws of the jurisdiction of its incorporation or establishment, with power and authority (corporate and other) to own its properties and to conduct its business as described in the Offering Documents. Except as otherwise stated in the Offering Documents, all of the issued and outstanding equity interests of each of the Company’s subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable, and to such counsel’s knowledge the equity interests owned by the Company, directly or through subsidiaries, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(b) All Company documents incorporated by reference in the Offering Documents when filed or becoming so incorporated by reference (or the time of filing an amendment, if so amended) complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder.

(c) Except as described in the Offering Documents, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate result in a Material Adverse Change, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Offering Documents, or which are otherwise material in the context of the Exchange Offer; and to such counsel’s knowledge, no such actions, suits or proceedings are threatened or, contemplated.

(d) The shares of Capital Stock of PMA Capital Insurance Company, Pennsylvania Manufacturers’ Association Insurance Company, Pennsylvania Manufacturers Indemnity Company and Manufacturers Alliance Insurance Company as set forth on Exhibit A hereto, constitute all of the authorized, issued and outstanding Capital Stock of PMA Capital Insurance Company, Pennsylvania Manufacturers’ Association Insurance Company, Pennsylvania Manufacturers Indemnity Company and Manufacturers Alliance Insurance Company.

B-1